UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

Blackstone Multi-Strategy Hedge Fund L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56796	No. 41-2436049
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2026, Blackstone Alternative Asset Management Associates LLC, a Delaware limited liability company and the general partner of Blackstone Multi-Strategy Hedge Fund L.P., a Delaware limited partnership (the “Fund”), appointed Jennifer Baldock, Phil Collins, Paul Knopp, Kimberly Querrey and Bruce Zimmerman to the Fund’s Board of Directors (the “Board”).

The Board subsequently determined that each of Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman are independent of the Fund and Blackstone Inc. under the Fund’s standard of independence. The Board also appointed Ms. Querrey and Messrs. Collins, Knopp and Zimmerman to the Audit Committee and Mr. Knopp to serve as chairperson of the Audit Committee. In addition, the Board appointed Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman to the Affiliate Transaction Committee and Ms. Baldock to serve as chairperson of the Affiliate Transaction Committee. The appointments of Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman bring the total number of directors to eight, five of whom are independent directors.

Jennifer Baldock, 66, has served as a member of the board of directors of IES Holdings, Inc. since December 2021. Ms. Baldock has been a member of the board of managers of CCF Holdings, LLC and its predecessors since April 2013. Ms. Baldock previously served as a director of Hometeam Technologies, Inc. from December 2016 to January 2020, as a director of Acculynk, Inc. from February 2016 to May 2017 and as a director of Asset Acceptance Capital Corp. from March 2004 to June 2013. From 1991 to 1999, Ms. Baldock held various senior leadership positions at World Color Press, Inc. including Vice Chairman, Chief Legal and Administrative Officer and Secretary. Before joining World Color Press, Ms. Baldock was an associate at Latham & Watkins LLP in New York. Ms. Baldock received a B.A. from Princeton University and a J.D. from Stanford Law School. Ms. Baldock is a valuable member of the Board because of her experience as a director of public companies and member of their various board committees, her familiarity with reviewing financial statements and her executive experience.

Phil Collins, 58, has served as the Chief Executive Officer and Managing Director of Orchard Holdings Group, LLC and various of its predecessor or affiliated entities since 2020. Since founding Orchard Holdings Group in January 2003, Mr. Collins has served as chairman or a director of several privately held companies in connection with its investment activities. During this time, Mr. Collins has also served on the board and/or investment committee of multiple family offices. From March 2016 to December 2024, Mr. Collins also served on the board of trustees and as chairman of the board of the University of Cincinnati and as chairman of the investment committee of the University of Cincinnati’s endowment. Mr. Collins has served on the board of directors of UC Health, LLC (a non-profit academic health system) from January 2021 to December 2025 and on the board of directors of Tosca Services, LLC from August 2011 to present. In addition, from October 2010 to December 2022, Mr. Collins served on the board of trustees of the University of Cincinnati Foundation (a 501(c)(3) non-profit foundation). Mr. Collins received a B.B.A. and Honorary Doctorate from the University of Cincinnati and an M.B.A from Harvard Business School. Mr. Collins is a valuable member of the Board because of his extensive investment and executive experience.

Paul Knopp, 66, previously served as Chair and Chief Executive Officer at KPMG LLP (US) – one of the world’s leading professional services firms – from July 1, 2020 to June 30, 2025. Mr. Knopp also previously served as Chair of the Americas region and was a member of both KPMG’s global board and executive committee. Prior to his role as Chief Executive Officer, Mr. Knopp served in several roles at KPMG, including as a global lead audit engagement partner, engagement quality control review partner and as a member of KPMG’s U.S. board of directors from 2012 to 2017 (including one year as lead director of the board). Mr. Knopp was also a member of the governing board for the Center for Audit Quality and served as the Board Chair from 2024 to 2025. Mr. Knopp also lends his time to civic and charitable organizations, including serving as a member on the boards of Project Healthy Minds from October 2023 to present, Catalyst from September 2020 to June 2025 and the Partnership for New York City from July 2020 to June 2025. Mr. Knopp received a B.B.A. and an M.B.A. from The University of Texas at Austin, is a licensed CPA in New York and Texas and is a member of the American Institute of Certified Public Accountants. Mr. Knopp is a valuable member of the Board because of his extensive experience with financial accounting and reporting matters as well as his experience serving large, multinational clients in a wide variety of complex industries.

Kimberly Querrey, 65, has more than four decades of experience spanning investment management, operations, corporate governance, innovation and nonprofit leadership, particularly in the healthcare, technology and scientific sectors. As Chair and Chief Executive Officer of Gulf Shore Private Capital, LLC, which she co-founded in 2019, Ms. Querrey also leads a family investment office focused on long-term value creation and strategic advisory. Ms. Querrey is a Co-Founder and currently serves as the Chair of Epicore Biosystems, a biotechnology company specializing in wearable biosensing solutions that deliver real-time physiological insights. Previously, she co-founded SQ Advisors, LLC, a Florida-based registered investment advisory firm, where she served as President and Chief Compliance Officer from 2011 to 2019. Ms. Querrey also founded and led Querrey Enterprises, a consulting business focused on operations, regulatory affairs, environmental health and safety, due diligence and organizational effectiveness. She has also held executive positions at IMCO Recycling, American Bureau of Shipping, Occidental Chemical and Western Michigan University. She has served on the boards of Novo Capital Investors from 2022 to present, Sibel Health from 2019 to present, Chesapeake Energy from 2015 to 2016, Tamiami Angel Fund from 2010 to 2013, Plus One Solutions from 2011 to 2012, International Dispensing Corporation from 2010 to 2012 and Mekong Capital from 2009 to 2012. Ms. Querrey has also served with nonprofit and civic organizations, including Naples Community Hospital, After School Matters, the Chicago Council on Global Affairs, the Chicago Public Education Fund, the Big Shoulders Fund and the Council on Foreign Relations. Ms. Querrey has also served as a trustee of Northwestern University since 2015, where she has chaired the Innovation, Entrepreneurship and Research Committee, currently chairs the Nominating and Governance Committee and is currently on the Executive Committee. Ms. Querrey received dual B.S. degrees from the West Virginia Institute of Technology and received a M.S. from Murray State University. Ms. Querrey is a valuable member of the Board because of her decades of investment management and corporate governance experience.

Bruce Zimmerman, 68, is a seasoned business executive, with a career spanning investment management, corporate leadership and strategic advisory roles. Mr. Zimmerman most recently advised Tresalia, a high-net-worth family office. Prior to that, he served as the first Chief Investment Officer for Dalio Family Office from July 2019 to April 2024. From 2007 to 2016, Mr. Zimmerman was Chief Executive Officer and Chief Investment Officer of the University of Texas Investment Management Company (UTIMCO), where he oversaw the growth of assets from $20 billion to $40 billion. Under his leadership, UTIMCO received multiple industry accolades. Prior to UTIMCO, Mr. Zimmerman was Chief Investment Officer of Citigroup’s $13 billion pension plan from April 2004 to June 2007 and Chief Financial Officer of Citigroup Alternative Investments from December 1999 to April 2004. His early career included leadership roles at Bain & Company and JPMorgan Chase, where he led initiatives across investment banking, consumer marketing and digital innovation, including launching Chase’s first online banking product. Mr. Zimmerman has served on the board of Oaktree Specialty Lending Corporation from 2017 to present, Vistra Energy from 2018 to 2020, the Beneficient Company Group LLC (formerly, a subsidiary of GWG Holdings, Inc.) from 2017 to 2019, CommonFund (as Vice Chair) from 2009 to 2015, the Duke University Management Company (DUMAC) from 2004 to 2007 and as an advisor to the Houston Endowment. Mr. Zimmerman received a B.A. magna cum laude from Duke University and an M.B.A. from Havard Business School, where he earned First- and Second-Year Honors. Mr. Zimmerman is a valuable member of the Board because of his significant management, financial and cross-industry leadership experience.

Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman have not been appointed to serve as directors pursuant to any arrangement or understanding with the Fund or any other person, and there are no transactions in which Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman have an interest requiring disclosure under Item 404(a) of Regulation S-K. Mses. Baldock and Querrey and Messrs. Collins, Knopp and Zimmerman will each receive the standard compensation paid by the Fund to its independent directors, which currently consists of $100,000 per fiscal year plus $10,000 for each chairperson of a committee of the Board (or such prorated amount for any service less than the full fiscal year), with 75% of the total compensation payable in cash and the remaining 25% of the total compensation payable in restricted units of the Fund that vest one year from the date of grant. However, each independent director may elect to increase up to 100% the portion of total compensation paid in restricted units of the Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.

Date: February 4, 2026	By:	/s/ Riad Abrahams
	Name:	Riad Abrahams
	Title:	Chief Executive Officer and Director